UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2012

METABOLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33133	04-3158289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 583-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On April 6, 2012, Edward M. Giles notified the Board of Directors of his decision to retire from the Board after 19 years of service to the Company.  Accordingly, he will not stand for reelection as a director at the 2012 Annual Meeting of Stockholders.  The Board of Directors intends to reduce its size to 11 members, effective on the date of the Annual Meeting, which is scheduled to be held on May 31, 2012.  Mr. Giles will continue to serve as a member of the Board and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee until the Annual Meeting.  Mr. Giles’s decision not to stand for reelection is not the result of any disagreement with the Company. The Company expects that Mr. Giles will continue to serve as an advisor to the Company, and thanks Mr. Giles for his leadership and service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: April 12, 2012	By:	/s/ Joseph D. Hill
Name: Joseph D. Hill
Title: Chief Financial Officer